UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
               (Date of earliest event reported) December 2, 2003





                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)







              STATE OF DELAWARE                                38-0572515
              -----------------                                ----------
          (State or other jurisdiction of                   (I.R.S. Employer
          Incorporation or Organization)                  Identification No.)

      300 Renaissance Center, Detroit, Michigan                48265-3000
      -----------------------------------------                ----------
      (Address of Principal Executive Offices)                 (Zip Code)






        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------

ITEM 5. OTHER EVENTS

On Tuesday, December 2, 2003 General Motors Acceptance Corporation (GMAC), a fully owned subsidiary of General Motors Corporation (GM), issued the following press release:


                   GMAC To Retain Commercial Mortgage Business

DETROIT - General Motors Acceptance Corporation (GMAC) today said it has decided to retain ownership of its commercial mortgage business. The decision comes at the completion of GMAC's evaluation of funding alternatives, which included the possible sale of all or a portion of the commercial mortgage business (which is conducted through a wholly-owned subsidiary named GMAC Commercial Holding Corp.).

Earlier this year, GMAC indicated it was pursuing a possible sale of the commercial mortgage business as a means of continued access to capital for the growing concern. Since then, GMAC Commercial Holding Corp. has continued to post record operating results, with origination volume and earnings during the first nine months of 2003 already at or above the levels achieved during the full year of 2002. In addition, the overall capital markets environment has improved considerably from the difficult environment in 2002 and early 2003.

"Since our evaluation of a possible sale began, the commercial mortgage business has continued to perform extremely well," said GMAC Chairman and President Eric
A. Feldstein. "In addition, through our recent discussions with major industry participants we now believe that alternative large-scale funding mechanisms should be available without requiring a sale of the business. As a result, we will seek to establish alternative funding mechanisms to provide for the ongoing capital requirements of the commercial mortgage business while providing liquidity relief to GMAC."

GMAC Commercial Holding Corp. has more than 100 offices in nine countries and is the leading servicer of commercial mortgages in the United States, with a servicing portfolio of nearly $250 billion at September 30, 2003. For the nine months ended September 30, 2003, GMAC Commercial Holding Corp. had origination volume of nearly $20 billion and earned net income of approximately $243 million. Total assets of GMAC Commercial Holding Corp. at September 30, 2003 was approximately $14.6 billion.

In this press release and related comments by General Motors and GMAC management, our use of the words "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal," "target," and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's and GMAC's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.


                                       ###


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  December 3, 2003              By:  /s/PETER R. BIBLE.
                                     ---  ------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)